EXHIBIT 3
                                                                       ---------
                                                                  EXECUTION COPY

                 QUALIFIED SUBSIDIARY CONFIDENTIALITY AGREEMENT

     THIS AGREEMENT (this "Agreement") is made and entered into effective December 29th, 1999, between Sprint Corporation, a Kansas corporation ("Sprint"), and NAB Nordamerika Beteiligungs Holding GmbH, a limited liability company organized under the laws of Germany ("Qualified Subsidiary") (each a "Party").

                                 R E C I T A L S

     WHEREAS, Sprint, France Telecom, a societe anonyme organized under the laws of France ("FT"), and Deutsche Telekom AG, an Aktiengesellschaft organized under the laws of Germany ("DT"), have entered into an Investment Agreement dated as of July 31, 1995 (as it may be amended or modified from time to time, the "Investment Agreement");

     WHEREAS, in connection with the transactions contemplated by the Investment Agreement, Sprint and DT entered into an Investor Confidentiality Agreement dated as of January 31, 1996 (the "DT Original Investor Confidentiality Agreement");

     WHEREAS, Sprint, FT and DT entered into a Master Restructuring and Investment Agreement dated as of May 26, 1998 (as it may be amended or modified from time to time, the "FT/DT Restructuring Agreement"), which contemplates, among other things, the purchase by FT and DT of shares of PCS Common Stock -- Series 3, par value $1.00 per share, of Sprint;

     WHEREAS, as a condition precedent to and in consideration of the transactions contemplated in the FT/DT Restructuring Agreement, Sprint and DT entered into an Amended and Restated Investor Confidentiality Agreement (the "DT Amended and Restated Investor Confidentiality Agreement");

     WHEREAS, Section 2.2 of the Amended and Restated Stockholders' Agreement (as defined in the FT/DT Restructuring Agreement), provides that DT may, under certain circumstances and in accordance with the terms of Section 2.2 of the Amended and Restated Stockholders' Agreement, transfer shares of Class A Stock to one or more Qualified Subsidiaries;

     WHEREAS, Qualified Subsidiary is a Qualified Subsidiary to which DT has indicated that it intends to transfer Sprint Voting Securities;

     WHEREAS, DT is required under Section 3.1 of the DT Amended and Restated Investor Confidentiality Agreement to cause each Person which, as a result of the acquisition of Beneficial Ownership of any voting securities of Sprint, would become a Qualified Subsidiary of DT to execute a Qualified Subsidiary Confidentiality Agreement; and

     WHEREAS, this Agreement is the Qualified Subsidiary Confidentiality Agreement which Qualified Subsidiary is executing in compliance with Section 3.1 of the DT Amended and Restated Investor Confidentiality Agreement.

     NOW, THEREFORE, for good and valuable consideration, the Parties agree as follows:

                                   ARTICLE 1.
                                   DEFINITIONS
                                   -----------

     Capitalized terms used in this Agreement and not defined herein shall have the respective meanings specified in the Amended and Restated Stockholders' Agreement. In addition, the following capitalized terms shall have the following meanings:

     "Class A Stock" means the Class A Common Stock and the Series 3 PCS Stock (each term as defined in the Articles), and after the Recapitalization (as defined in the FT/DT Restructuring Agreement), the Series 3 FON Stock (as defined in the FT/DT Restructuring Agreement).

     "Class A Holders" has the meaning set forth in the Articles.

     "Disclosing Party" means Sprint or any Affiliate of Sprint which discloses Proprietary Information.

     "Non-Class A Common Stock" has the meaning set forth in the Articles.

     "Proprietary Information" means, subject to Section 2.1(g) herein:

          (i) all confidential or proprietary information of Sprint or any of its Affiliates, including business plans and strategies; and

          (ii) any portion of any notes, analyses, compilations, studies, interpretations or other documents prepared by any Receiving Party, to the extent the same contain, reflect, are derived from, or are based upon, any of the information described in clause (i) (such portions of such notes, analyses, etc. are referred to herein as "Derivative Information").

The Disclosing Party will use its reasonable efforts to follow its customary practices regarding the marking of tangible Proprietary Information as "confidential," "proprietary," or other similar designation, but the failure to mark or otherwise designate any information in the foregoing clause (i) as confidential or proprietary shall not affect its status as Proprietary Information. The Parties agree that the designation in writing by the Disclosing Party that information is confidential or proprietary shall create a presumption that such information is confidential or proprietary to the extent such designation is reasonable.

     "Receiving Party" means Qualified Subsidiary or any of its Subsidiaries or Representatives (as defined in Section 2.1(b)) which receives Proprietary Information.

     "Subsidiary" means, with respect to any Person (the "Parent"), any other Person in which the Parent, one or more direct or indirect Subsidiaries of the Parent, or the Parent and one or more of its direct or indirect Subsidiaries (i) have the ability, through ownership of securities individually or as a group, ordinarily, in the absence of contingencies, to elect a majority of the directors (or such individuals performing similar functions) of such other Person, and (ii) own more than 50% of the equity interests.

                                   ARTICLE 2.
                             PROPRIETARY INFORMATION
                             -----------------------

     Section 2.1. Disclosure and Use

     (a) Except as provided in Section 2.1(b), (d) or (f), Qualified Subsidiary agrees that until five years after the later of (x) the first to occur of the date of conversion of all of the Class A Stock into Non-Class A Common Stock and the date on which neither Qualified Subsidiary nor any of its Affiliates Beneficially Owns any voting securities of Sprint, and (y) the date on which the Class A Holders no longer have a representative on the Sprint Board of
Directors:

               (i)all Proprietary Information communicated on or after the date of this Agreement to it or to any other Receiving Party in connection with, or as a result of, the Investment Agreement, the FT/DT Restructuring Agreement, any of the Amended Other Agreements (as defined in the FT/DT Restructuring Agreement), the Articles or the Bylaws or the transactions contemplated thereby (including the investment) or otherwise received by Qualified Subsidiary in its capacity as an investor in Sprint or by any Representative in his or her capacity as a member of the Sprint Board of Directors, shall be held in strict confidence;

              (ii)it will not, and it will not permit any other Receiving Party to, disclose such Proprietary Information to any third party;

             (iii)it will, and will cause each Receiving Party to, use such
                  Proprietary Information only to implement the provisions of, and exercise its rights under, the Investment Agreement, the FT/DT Restructuring Agreement, the Amended Other Agreements, the Articles and the Bylaws (including the internal monitoring by Qualified Subsidiary of its investment in Sprint) and for no other purpose; and

             (iv) it will cause each Representative to use such Proprietary
                  Information only to perform his or her functions as a member of the Sprint Board of Directors or to otherwise implement the provisions of, and exercise its rights under, the Investment Agreement, the FT/DT Restructuring Agreement, the Amended Other Agreements, the Articles and the Bylaws (including the internal monitoring by Qualified Subsidiary of its investment in Sprint) and for no other purpose.

     (b) Qualified Subsidiary may disclose Proprietary Information to its Subsidiaries or its or its Subsidiaries' directors, officers, employees, agents and advisors (collectively, "Representatives") who need to know such information to perform their functions as members of the Sprint Board of Directors or to implement the provisions of, or exercise its rights under, the Investment Agreement, the FT/DT Restructuring Agreement, the Amended Other Agreements, the Articles and the Bylaws (including the internal monitoring by Qualified Subsidiary of its investment in Sprint), provided that before disclosing any Proprietary Information to any Representative, the Receiving Party shall notify such Representative of his or her obligation to comply with this Agreement. Qualified Subsidiary shall be responsible for any breach of this Agreement by any Subsidiary or Representative and Qualified Subsidiary agrees, at its sole expense, to use its reasonable efforts (including court proceedings) to restrain its Subsidiaries and Representatives from any prohibited or unauthorized disclosure or use of the Proprietary Information. Qualified Subsidiary shall notify Sprint as soon as possible if it has knowledge of a breach of this Agreement in any material respect.

     (c) Proprietary Information shall not be reproduced by Qualified Subsidiary or any other Receiving Party in any form except to the extent reasonably necessary to permit Qualified Subsidiary to implement the provisions of, and exercise its rights under, the Investment Agreement, the FT/DT Restructuring Agreement, the Amended Other Agreements, the Articles and the Bylaws (including the internal monitoring by Qualified Subsidiary of its investment in Sprint) or to permit any other Representatives to perform their functions as members of the Sprint Board of Directors.

     (d) This Section 2.1 shall not apply to any Proprietary Information which the Receiving Party can establish to have:

          (i) been disclosed by the Receiving Party with Sprint's prior written consent;

          (ii) been in the possession of the Receiving Party from a source other than the Disclosing Party or FT, DT or any of their Subsidiaries or representatives prior to the date of this Agreement;

          (iii) become generally available to the public other than as a result of disclosure by the Receiving Party or any Subsidiary or Representative of Qualified Subsidiary, or DT or any of its Subsidiaries or Representatives;

          (iv) been independently developed by the Receiving Party outside the scope of the Investment Agreement, the FT/DT Restructuring Agreement and the Amended Other Agreements through Persons (including any Representatives) who have not had knowledge of such Proprietary Information;

          (v) been rightfully obtained by the Receiving Party from a third party (other than FT, DT or any of their Subsidiaries or Representatives) without knowledge that such third party is obligated to protect its confidentiality, provided that such Receiving Party has used all commercially reasonable efforts to determine whether such third party has any such obligation; or

          (vi) been obligated to be produced or disclosed by Applicable Law or any Governmental Authority, provided that such production or disclosure shall have been made in accordance with Section 2.2.

     (e) Subject to the right of a Receiving Party to reproduce Proprietary Information in strict compliance with Section 2.1(c), no license or right to any Receiving Party under any trademark, patent, copyright, invention, mask work protection right or any other intellectual property right is either granted or implied by this Agreement or by disclosure of Proprietary Information to such Receiving Party.

     (f) Qualified Subsidiary may disclose Proprietary Information to FT, DT and representatives of FT and DT as may be reasonably necessary for Qualified Subsidiary, FT, and DT to implement the provisions of, and exercise their rights under, the Investment Agreement, the FT/DT Restructuring Agreement, the Amended Other Agreements, the Articles and the Bylaws, provided that such disclosures may only be made under this Section 2.1(f) at such time as FT and DT are subject to a duty of confidentiality to Sprint substantially the same as the duty imposed on Qualified Subsidiary by this Agreement, and provided, further, that Qualified Subsidiary notifies FT and DT and such representatives that the information being disclosed is Proprietary Information.

     (g) Notwithstanding anything in this Article 2 to the contrary, any "Proprietary Information" (as such term is defined in the Amended and Restated Investor Confidentiality Agreements dated as of November 23, 1998 between Sprint and DT and between Sprint and FT, respectively) received by a Receiving Party from FT or DT or any Subsidiary or representative of FT or DT shall be deemed Proprietary Information for all purposes of this Agreement and shall be subject to the provisions of this Agreement as if, and to the same extent as, such Proprietary Information were communicated to a Receiving Party directly by Sprint.

     Section 2.2. Legally Required Disclosure.

     (a) If the Receiving Party is requested by any Governmental Authority or required by Applicable Law to disclose any Proprietary Information, Qualified Subsidiary will provide Sprint with written notice of such request or requirement as soon as possible and prior to such disclosure. Sprint may then either seek appropriate protective relief from all or part of such request or requirement or waive the Receiving Party's compliance with this Agreement with respect to all or part of such request or requirement.

     (b) Qualified Subsidiary agrees that it will use all commercially reasonable efforts to cooperate with Sprint in attempting to obtain any protective relief which Sprint chooses to seek pursuant to this Section 2.2. In the absence of such relief, if, in the written opinion of counsel for Qualified Subsidiary, the Receiving Party is legally compelled to disclose any Proprietary Information, then the Receiving Party may disclose only that portion of the Proprietary Information which counsel to Qualified Subsidiary advises in writing that such Receiving Party is compelled to disclose; provided that Qualified Subsidiary shall exercise all commercially reasonable efforts to preserve the confidentiality of the Proprietary Information, including cooperating with Sprint to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the Proprietary Information.

     Section 2.3. Ownership.

     (a) Unless otherwise specified in writing, all Proprietary Information, other than Derivative Information, shall remain the property of Sprint, and all documents or other tangible media delivered to the Receiving Party that embody such Proprietary Information shall be, at the option of Sprint, either promptly returned to Sprint or destroyed, except as otherwise may be required from time to time by Applicable Law (in which case the use and disclosure of such Proprietary Information shall continue to be subject to this Agreement) upon the date on which the Receiving Party's need for it has expired or, if earlier, the later of (i) the first to occur of the date of conversion of all of the Class A Stock into Non-Class A Common Stock and the date on which neither Qualified Subsidiary nor any of its Affiliates Beneficially Owns any voting securities of Sprint, and (ii) the date on which the Class A Holders no longer have a representative on the Sprint Board of Directors.

     (b) Any Derivative Information shall be, at the option of Qualified Subsidiary, either promptly returned to Sprint or destroyed, except as otherwise may be required from time to time by Applicable Law (in which case the use and disclosure of such Proprietary Information shall continue to be subject to this Agreement) upon the date on which the Receiving Party's need for it has expired or, if earlier, the later of (i) the first to occur of the date of conversion of all of the Class A Stock into Non-Class A Common Stock and the date on which neither Qualified Subsidiary nor any of its Affiliates Beneficially Owns any voting securities of Sprint, and (ii) the date on which the Class A Holders no longer have a representative on the Sprint Board of Directors.

     (c) If destroyed, all copies shall be destroyed and upon the written request of Sprint, the Receiving Party shall provide to Sprint written certification of such destruction. The destruction or return of Proprietary Information shall not relieve any Receiving Party of its obligation to treat such Proprietary Information in the manner required by this Agreement.

     Section 2.4. No Representation or Warranty. Qualified Subsidiary acknowledges that, except as expressly provided in the Investment Agreement, the FT/DT Restructuring Agreement or any Amended Other Agreement, no warranties, indemnities, guarantees or representations, express or implied, are made with respect to the use, usefulness, validity, noninfringement, accuracy or completeness of any Proprietary Information. No Disclosing Party or any representative of a Disclosing Party shall have any liability to any Receiving Party relating to or resulting from the use of the Proprietary Information or any errors therein or omissions therefrom.

                                   ARTICLE 3.
                                  MISCELLANEOUS
                                  -------------

     Section 3.1. Notices. All notices and other communications required or permitted by this Agreement shall be made in accordance with Section 7.7 of the FT/DT Restructuring Agreement and, in the case of notices and communications to the Qualified Subsidiary, to the address specified below.

         Qualified Subsidiary:      NAB Nordamerika Beteiligungs Holding GmbH
                                    c/o Deutsche Telekom AG
                                    Friedrich-Ebert-Allee 140
                                    53113 Bonn
                                    Germany
                                    Attn:  Mr. Heinz Klesing, Managing Director
                                    Tel:  49-228-181-38120
                                    Fax: 49-228-181-8750

                  with a copy to:
                                    Cleary, Gottlieb, Steen & Hamilton
                                    One Liberty Plaza
                                    New York, New York  10006
                                    U.S.A.
                                    Attention:  Robert P. Davis, Esq.
                                    Tel:  (212) 225-2000
                                    Fax:  (404) 225-3999


     Section 3.2. Headings. The headings of the Sections and Articles of this Agreement are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

     Section 3.3. Assignment. Neither Party will assign this Agreement or any rights, interests or obligations hereunder, or delegate performance of any of its obligations hereunder, without the prior written consent of the other Party.

     Section 3.4. Entire Agreement. This Agreement embodies the entire agreement and understanding of the Parties in respect of the subject matter contained herein, but this provision shall not abrogate or derogate any other written agreement between the Parties executed simultaneously with this Agreement. This Agreement supersedes all prior agreements and understandings between the Parties with respect to such subject matter.

     Section 3.5. Amendment, Waiver, etc. This Agreement may not be amended or supplemented, and no waivers of or consents to departures from the provisions hereof shall be effective, unless set forth in a writing signed by, and delivered to, each of the Parties. No failure or delay of any Party in exercising any power or right under this Agreement will operate as a waiver thereof, nor will any single or partial exercise of any right or power, or any abandonment or discontinuance of steps to enforce such right or power, preclude any other or further exercise thereof or the exercise of any other right or power.

     Section 3.6. Binding Agreement; No Third Party Beneficiaries. This Agreement will be binding upon and inure to the benefit of the Parties and their successors and permitted assigns. Nothing expressed or implied herein is intended or will be construed to confer upon or to give to any third party any rights or remedies by virtue hereof.

     Section 3.7. Governing Law; Dispute Resolution; Equitable Relief.

     (a) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAW).

     (b) EACH PARTY IRREVOCABLY CONSENTS AND AGREES THAT ANY LEGAL ACTION, SUIT OR PROCEEDING AGAINST IT WITH RESPECT TO ITS OBLIGATIONS OR LIABILITIES UNDER OR ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT SHALL BE BROUGHT ONLY IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK OR, IN THE EVENT (BUT ONLY IN THE EVENT) SUCH COURT DOES NOT HAVE SUBJECT MATTER JURISDICTION OVER SUCH ACTION, SUIT OR PROCEEDING, IN THE COURTS OF THE STATE OF NEW YORK SITTING IN THE CITY OF NEW YORK, AND EACH PARTY HEREBY IRREVOCABLY ACCEPTS AND SUBMITS TO THE JURISDICTION OF EACH OF THE AFORESAID COURTS IN PERSONAM, WITH RESPECT TO ANY SUCH ACTION, SUIT OR PROCEEDING (INCLUDING CLAIMS FOR INTERIM RELIEF, COUNTERCLAIMS, ACTIONS WITH MULTIPLE DEFENDANTS AND ACTIONS IN WHICH SUCH PARTY IS IMPLED). EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT THAT IT MAY HAVE TO A JURY TRIAL IN ANY LEGAL ACTION, SUIT OR PROCEEDING WITH RESPECT TO, OR ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT.

     (c) QUALIFIED SUBSIDIARY HEREBY IRREVOCABLY DESIGNATES CT CORPORATION SYSTEM (IN SUCH CAPACITY, THE "PROCESS AGENT"), WITH AN OFFICE AT 111 EIGHTH AVENUE, NEW YORK, NEW YORK 10011, AS ITS DESIGNEE, APPOINTEE AND AGENT TO RECEIVE, FOR AND ON ITS BEHALF SERVICE OF PROCESS IN SUCH JURISDICTION IN ANY LEGAL ACTION OR PROCEEDINGS WITH RESPECT TO THIS AGREEMENT, AND SUCH SERVICE SHALL BE DEEMED COMPLETE UPON DELIVERY THEREOF TO THE PROCESS AGENT, PROVIDED THAT IN THE CASE OF ANY SUCH SERVICE UPON THE PROCESS AGENT, THE PARTY EFFECTING SUCH SERVICE SHALL ALSO DELIVER A COPY THEREOF TO QUALIFIED SUBSIDIARY IN THE MANNER PROVIDED IN SECTION 3.1. QUALIFIED SUBSIDIARY SHALL TAKE ALL SUCH ACTION AS MAY BE NECESSARY TO CONTINUE SAID APPOINTMENT IN FULL FORCE AND EFFECT OR TO APPOINT ANOTHER AGENT SO THAT QUALIFIED SUBSIDIARY WILL AT ALL TIMES HAVE AN AGENT FOR SERVICE OF PROCESS FOR THE ABOVE PURPOSES IN NEW YORK, NEW YORK. IN THE EVENT OF THE TRANSFER OF ALL OR SUBSTANTIALLY ALL OF THE ASSETS AND BUSINESS OF THE PROCESS AGENT TO ANY OTHER CORPORATION BY CONSOLIDATION, MERGER, SALE OF ASSETS OR OTHERWISE, SUCH OTHER CORPORATION SHALL BE SUBSTITUTED HEREUNDER FOR THE PROCESS AGENT WITH THE SAME EFFECT AS IF NAMED HEREIN IN PLACE OF CT CORPORATION SYSTEM. QUALIFIED SUBSIDIARY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED AIRMAIL, POSTAGE PREPAID, TO SUCH PARTY AT ITS ADDRESS SET FORTH IN THIS AGREEMENT, SUCH SERVICE OF PROCESS TO BE EFFECTIVE UPON ACKNOWLEDGMENT OF RECEIPT OF SUCH REGISTERED MAIL. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY PARTY TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW. QUALIFIED SUBSIDIARY EXPRESSLY ACKNOWLEDGES THAT THE FOREGOING WAIVER IS INTENDED TO BE IRREVOCABLE UNDER THE LAWS OF THE STATE OF NEW YORK AND OF THE UNITED STATES OF AMERICA.

     (d) EACH PARTY AGREES THAT MONEY DAMAGES WOULD NOT BE A SUFFICIENT REMEDY FOR THE OTHER PARTY FOR ANY BREACH OF THIS AGREEMENT BY IT, AND THAT IN ADDITION TO ALL OTHER REMEDIES THE OTHER PARTY MAY HAVE, IT SHALL BE ENTITLED TO SPECIFIC PERFORMANCE AND TO INJUNCTIVE OR OTHER EQUITABLE RELIEF AS A REMEDY FOR ANY SUCH BREACH TO THE EXTENT PERMITTED BY APPLICABLE LAW. EACH PARTY AGREES NOT TO OPPOSE THE GRANTING OF SUCH RELIEF IN THE EVENT A COURT DETERMINES THAT SUCH BREACH HAS OCCURRED, AND AGREES TO WAIVE ANY REQUIREMENT FOR THE SECURING OR POSTING OF ANY BOND IN CONNECTION WITH SUCH REMEDY.

     Section 3.8. Severability. The invalidity or unenforceability of any provision hereof in any jurisdiction will not affect the validity or enforceability of the remainder hereof in that jurisdiction or the validity or enforceability of this Agreement, including that provision, in any other jurisdiction. To the extent permitted by Applicable Law, each Party waives any provision of Applicable Law that renders any provision hereof prohibited or unenforceable in any respect. If any provision of this Agreement is held to be unenforceable for any reason, it shall be adjusted to the extent permitted by Applicable Law rather than voided, if possible, in order to achieve the intent of the Parties to the extent possible.

     Section 3.9. Counterparts. This Agreement may be executed in one or more counterparts each of which when so executed and delivered will be deemed an original but all of which will constitute one and the same Agreement.

     Section 3.10. Waiver of Immunity. Qualified Subsidiary agrees that, to the extent that it or any of its property is or becomes entitled at any time to any immunity on the grounds of sovereignty or otherwise based upon its status as an agency or instrumentality of government from any legal action, suit or proceeding or from set-off or counterclaim relating to this Agreement from the jurisdiction of any competent court, from service of process, from attachment prior to judgment, from attachment in aid of execution of a judgment, from execution pursuant to a judgment or arbitral award or from any other legal process in any jurisdiction, it, for itself and its property expressly, irrevocably and unconditionally waives, and agrees not to plead or claim, any such immunity with respect to such matters arising with respect to this Agreement or the subject matter hereof (including any obligation for the payment of money). Qualified Subsidiary agrees that the waiver in this provision is irrevocable and is not subject to withdrawal in any jurisdiction or under any statute, including the Foreign Sovereign Immunities Act, 28 U.S.C. ss. 1602, et seq. The foregoing waiver shall constitute a present waiver of immunity at any time any action is initiated against Qualified Subsidiary with respect to this Agreement.

     INTENDING TO BE LEGALLY BOUND, the Parties have signed this Qualified Subsidiary Confidentiality Agreement as of the date first above written.


                                      SPRINT CORPORATION



                                      By:________________________________
                                      Name:
                                      Title:


                                      NAB NORDAMERIKA BETEILIGUNGS HOLDING GMBH



                                      By:________________________________
                                      Name:  Dr. Joachim Peckert
                                      Title:  Managing Director


                                      By:________________________________
                                      Name:  Mr. Heinz Klesing
                                      Title:  Managing Director